Exhibit 99.1

NEWS RELEASE For Immediate Release	220 Liberty Street Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ENTERS INTO ASSURANCE OF DISCONTINUANCE WITH NEW YORK STATE TO STRENGTHEN FAIR LENDING PRACTICES

- SUPPORTS FIVE STAR BANK’S CONTINUED GROWTH STRATEGY FOR ROCHESTER -

WARSAW, N.Y., JANUARY 18, 2015 – Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, announced today that it has signed an Assurance of Discontinuance with the New York State Attorney General’s office related to an investigation into lending practices for minority residents within the City of Rochester. The agreement supports Five Star Bank’s long-term growth strategy for the Rochester region, which it has been pursuing for the past several years.

“As the Attorney General’s office acknowledged, we cooperated fully with all of his office’s inquiries during this process, and we have at all times been committed to compliance with federal and state fair lending laws,” said Richard J. Harrison, executive vice president and chief operating officer, Financial Institutions, Inc.

“It’s important to recognize that Five Star Bank’s 2011 examinations by the New York Department of Financial Services and the Federal Reserve Bank under the federal Community Reinvestment Act rated it as ‘outstanding’,” Harrison continued. “We are pleased to come to a mutually-beneficial agreement with the Attorney General. We also look forward to continuing to build on our commitment to the Rochester community by opening new bank branches in the City and working with new customers to help them with their borrowing and banking needs.”

Five Star announced in November 2014 that it will open a new Rochester branch later this year as part of the CityGate development. In addition, it has committed to opening an additional full-service branch in the City of Rochester in the next two years, with more details to come.

As part of the agreement, Financial Institutions will pay the State $150,000 to cover its costs. An additional $750,000 in dedicated funds spread over three-years will be earmarked for ongoing business efforts consistent with Five Star’s growth initiatives in the Rochester market, and throughout Monroe County, including efforts focused on marketing to minority communities, as well as lending discounts and/or subsidies.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ over 625 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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CONTACT: FINANCIAL INSTITUTIONS, INC.

Investors:

Kevin B. Klotzbach

Executive Vice President, Chief Financial Officer & Treasurer

(585) 786-1130

KBKlotzbach@five-starbank.com

News Media:

Angela Howland Blackwell

McDougall Communications

(585) 662-3773

angela@mcdougallpr.com